Exhibit 99.1
OpenText Reports Third Quarter Fiscal Year 2017 Financial Results

Total revenue of $593 million, up 35% Y/Y; or $600 million, up 36% in CC; Quarterly cash dividend increased by 15%

Waterloo, ON, May 8, 2017 - Open Text Corporation (NASDAQ: OTEX, TSX: OTEX) announced today its financial results for the third quarter ended March 31, 2017.
“It was a milestone quarter for OpenText as revenues reached $600 million with 36% year-over-year growth (in CC) and operating cash flow grew 46% quarter-over-quarter,” said OpenText CEO and CTO, Mark J. Barrenechea. “We are a market leader in Enterprise Software for Digital Transformation and customers are responding favorably to our expanded portfolio of customer experience management, vertical content solutions, and discovery offerings. We have invested approximately $2.4 billion in acquisitions over the last twelve months, and while the financial benefits are evident in our quarterly results, they are yet to be fully realized.”
Barrenechea further added, “Our first principle is long-term growth in intrinsic value. Over the past four years, we have returned over $400 million to shareholders via dividends and cash used for share buybacks. Our ability to deploy capital continues to expand, our financial position is strong and our outlook is positive. Today we are announcing a 15% increase to our quarterly cash dividend to $0.132 per share.”
On January 23, 2017, OpenText completed the acquisition of Dell-EMC's Enterprise Content Division ("ECD Business"), including Documentum. “We are on our business case and while we expect the ECD Business revenue contribution in Q4 Fiscal 2017 to increase approximately 30% quarter over quarter, performance is expected to scale throughout Fiscal 2018.” said Barrenechea.
Barrenechea concluded, “Our strategic market thesis is centered on Enterprise Information Management and we are investing for the next decade. We are also seeing growth opportunities in Artificial Intelligence (“AI”). Our customers manage the world’s largest content archives, and they are looking to turn these archives into active data lakes to drive greater business insight. We plan on showcasing Magellan, our next generation Analytics and AI platform at our upcoming Enterprise World.”

Financial Highlights for Q3 FY17 with Year Over Year Comparisons

Summary of Quarterly Results
	Q3 FY17	Q3 FY16	$ Change	% Change (Y/Y)		Q3 FY17 in CC*	% Change in CC*
Revenues: (in millions)
Cloud services and subscriptions	$177.1	$147.5	$29.6	20.1%		$179.2	21.5%
Customer support	263.4	183.6	79.8	43.5%		266.6	45.2%
Professional service and other	65.4	45.0	20.4	45.2%		66.1	46.9%
Total Recurring revenues	$505.9	$376.1	$129.8	34.5%		$512.0	36.1%
License	87.2	64.4	22.8	35.5%		87.9	36.6%
Total revenues	$593.1	$440.5	$152.6	34.6%		$599.9	36.2%
GAAP-based operating margin	11.0%	20.1%	n/a	(910)	bps
Non-GAAP-based operating margin (1)	29.1%	31.4%	n/a	(230)	bps	29.4%	(200)	bps
GAAP-based EPS, diluted(2)	$0.08	$0.28	($0.20)	(71.4)%
Non-GAAP-based EPS, diluted (1)(2)(3)	$0.45	$0.40	$0.05	12.5%		$0.46	15.0%
Operating cash flows (in millions)	$156.3	$189.9	($33.6)	(17.7)%

Summary of YTD Results
	FY17 YTD	FY16 YTD	$ Change	% Change (Y/Y)		FY17 YTD in CC*	% Change in CC*
Revenues: (in millions)
Cloud services and subscriptions	$521.9	$444.4	$77.5	17.4%		$525.5	18.2%
Customer support	693.3	553.4	139.9	25.3%		700.5	26.6%
Professional service and other	166.7	145.0	21.7	15.0%		168.9	16.5%
Total Recurring revenues	$1,381.9	$1,142.8	$239.0	20.9%		$1,394.9	22.1%
License	245.6	197.6	48.1	24.3%		247.2	25.1%
Total revenues	$1,627.5	$1,340.4	$287.1	21.4%		$1,642.1	22.5%
GAAP-based operating margin	15.1%	20.5%	n/a	(540)	bps
Non-GAAP-based operating margin (1)	31.2%	34.2%	n/a	(300)	bps	31.3%	(290)	bps
GAAP-based EPS, diluted(2)	$3.88	$0.81	$3.07	379.0%
Non-GAAP-based EPS, diluted (1)(2)(3)	$1.42	$1.32	$0.10	7.6%		$1.44	9.1%
Operating cash flows (in millions)	$336.8	$406.6	($69.8)	(17.2)%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all current and historical period per share data and number of Common Shares outstanding in this press release are presented on a post share split basis.
(3) Please also see note 14 to the Company's Condensed Consolidated Financial Statements on Form 10-Q. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

“This quarter, we grew at double digit rates across all revenue lines while generating solid operating cash flow," said OpenText CFO, John Doolittle. "This was accomplished while onboarding the largest acquisition in the Company’s history. We continue to focus on integrating the ECD Business and improving margin performance for all of our recently acquired businesses."

Doolittle added, "OpenText is in a solid liquidity position and continues to acquire companies that generate positive cash flow, replenishing our capacity to fund future growth. We are reaffirming our published Fiscal Year 2017 target model and our 2020 aspirations remain unchanged.”

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.

OpenText Quarterly Business Highlights

•	Completed $1.62 billion acquisition of the ECD Business, largest acquisition in our history

•	19 customer transactions over $1 million, 12 OpenText Cloud contract signings and 7 on-premise

•	Financial, Services, Technology, Consumer Goods, Industrial Goods, and Public Sector industries saw the most demand in cloud and license

•
New customers in the quarter included Tora Trading Services, PFU Limited, Adient, Astellas Pharma Inc., RTG Furniture Corp., Froneri International plc, Shield Healthcare, LSC Communications, Mitchell & Ness, VFS Global, Engie E&P International, Sanlam, North Bristol NHS Trust, Instituto de Crédito Oficial, Bekaert, Lycamobile, Yazaki Europe Ltd., Energias de Portugal, Terna, Avenue Link, Iron Mountain, Exelon, Acciona, and Cargill

•	OpenText Enterprise World 2017 in July showcases the Future of Digital and Artificial Intelligence

•	Completed Innovation Tour 2017 where management connected with over 5,000 customers and 600 partners in 8 countries

•	Independent Research Firm Cites OpenText as a Leader in Enterprise Content Management for Transactional and Business Content Services

•	OpenText Appoints Jürgen Tinggren as a new independent member to Board of Directors

•	OpenText Named a Leader in Gartner's 2017 Magic Quadrant for Customer Communications Management Software

•	OpenText Tops B2B Integration Managed Services Providers in New Analyst Report

The Company also announced today that with ECD integration, it has streamlined its operational structure, eliminated the role of President, and further empowered its executive leadership team. As a result, Stephen Murphy, President of OpenText has left the Company.

Dividend Program Highlights

Cash Dividend
As part of our quarterly, non-cumulative cash dividend program the Board declared on May 5, 2017, a fifteen percent increase in the quarterly cash dividend to $0.132 per common share. The record date for this dividend is May 26, 2017 and the payment date is June 16, 2017. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of the Board of Directors.

Summary of Quarterly Results
	Q3 FY17	Q2 FY17	Q3 FY16	% Change (Q3 FY17 vs Q2 FY17)		% Change (Q3 FY17 vs Q3 FY16)
Revenue (million)	$593.1	$542.7	$440.5	9.3%		34.6%
GAAP-based gross margin	64.5%	69.0%	67.9%	(450)	bps	(340)	bps
GAAP-based operating margin	11.0%	19.7%	20.1%	(870)	bps	(910)	bps
GAAP-based EPS, diluted(1)(2)	$0.08	$0.18	$0.28	(55.6)%		(71.4)%
Non-GAAP-based gross margin (3)	71.2%	73.8%	72.0%	(260)	bps	(80)	bps
Non-GAAP-based operating margin (3)	29.1%	34.0%	31.4%	(490)	bps	(230)	bps
Non-GAAP-based EPS, diluted (2)(3)(4)	$0.45	$0.54	$0.40	(16.7)%		12.5%

Summary of Year to Date Results
	Q3 FY17 YTD	Q3 FY16 YTD	% Change
Revenue (million)	$1,627.5	$1,340.4	21.4%
GAAP-based gross margin	66.6%	68.6%	(200)	bps
GAAP-based operating margin	15.1%	20.5%	(540)	bps
GAAP-based EPS, diluted(1)(2)	$3.88	$0.81	379.0%
Non-GAAP-based gross margin (3)	72.2%	72.9%	(70)	bps
Non-GAAP-based operating margin (3)	31.2%	34.2%	(300)	bps
Non-GAAP-based EPS, diluted (2)(3)(4)	$1.42	$1.32	7.6%

(1) Recorded a significant tax benefit in Q1 FY17 of $876.1 million. This significant tax benefit is specifically tied to the Company's internal reorganization and applied to Q1 FY17 only and as a result does not continue in future periods.
(2) As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all current and historical period per share data and number of Common Shares outstanding in this press release are presented on a post share split basis.
(3) Please see note 2 "Use of Non-GAAP Financial Measures" below
(4) Please also see note 14 to the Company's Condensed Consolidated Financial Statements on Form 10-Q. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.

Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 15 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/events.cfm.

A replay of the call will be available beginning May 8, 2017 at 7:00 p.m. ET through 11:59 p.m. on May 22, 2017 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 1291 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures.

About OpenText
OpenText enables the digital world, creating a better way for organizations to work with information, on premises or in the cloud. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2017 (Fiscal 2017) on growth in earnings and cash flows, creating value through investments in broader Enterprise Information Management (EIM) capabilities, distribution, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, expected ECD Business revenue contributions, adjusted operating income and cash flow, its financial condition, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the ECD Business, expected timing, charges and savings related to restructuring activities, declaration of quarterly dividends, future tax rates, new platform and product offerings and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market including expected growth in the Artificial Intelligence market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or applicable Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) fluctuations in currency exchange rates; (vi) delays in the purchasing decisions of the Company's customers; (vii) the competition the Company faces in its industry and/or marketplace; (viii) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (ix) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes; (x) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xi) the continuous commitment of the Company's customers; and (xii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2017 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/2/global/site-copyright.html_SKU.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	March 31, 2017	June 30, 2016
ASSETS	(unaudited)
Cash and cash equivalents	$449,000	$1,283,757
Short-term investments	2,698	11,839
Accounts receivable trade, net of allowance for doubtful accounts of $6,270 as of March 31, 2017 and $6,740 as of June 30, 2016	360,272	285,904
Income taxes recoverable	20,051	31,752
Prepaid expenses and other current assets	79,318	59,021
Total current assets	911,339	1,672,273
Property and equipment	195,124	183,660
Goodwill	3,407,526	2,325,586
Acquired intangible assets	1,558,424	646,240
Deferred tax assets	1,222,386	241,161
Other assets	72,041	53,697
Deferred charges	56,684	22,776
Long-term income taxes recoverable	9,700	8,751
Total assets	$7,433,224	$5,154,144
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$290,465	$257,450
Current portion of long-term debt	232,760	8,000
Deferred revenues	573,258	373,549
Income taxes payable	34,555	32,030
Total current liabilities	1,131,038	671,029
Long-term liabilities:
Accrued liabilities	40,501	29,848
Deferred credits	6,052	8,357
Pension liability	57,300	61,993
Long-term debt	2,388,805	2,137,987
Deferred revenues	59,000	37,461
Long-term income taxes payable	149,825	149,041
Deferred tax liabilities	97,104	79,231
Total long-term liabilities	2,798,587	2,503,918
Shareholders' equity:
Share capital
263,750,312 and 242,809,354 Common Shares issued and outstanding at March 31, 2017 and June 30, 2016, respectively; authorized Common Shares: unlimited	1,431,801	817,788
Additional paid-in capital	165,635	147,280
Accumulated other comprehensive income	43,281	46,310
Retained earnings	1,886,115	992,546
Treasury stock, at cost (997,157 shares at March 31, 2017 and 1,267,294 at June 30, 2016, respectively)	(23,909)	(25,268)
Total OpenText shareholders' equity	3,502,923	1,978,656
Non-controlling interests	676	541
Total shareholders' equity	3,503,599	1,979,197
Total liabilities and shareholders' equity	$7,433,224	$5,154,144

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Revenues:
License	$87,227	$64,397	$245,647	$197,584
Cloud services and subscriptions	177,109	147,505	521,857	444,394
Customer support	263,436	183,636	693,298	553,440
Professional service and other	65,358	45,005	166,701	145,007
Total revenues	593,130	440,543	1,627,503	1,340,425
Cost of revenues:
License	4,008	2,480	10,244	7,190
Cloud services and subscriptions	77,225	61,298	220,667	179,132
Customer support	34,442	22,427	87,529	64,624
Professional service and other	55,529	37,599	137,167	114,038
Amortization of acquired technology-based intangible assets	39,285	17,630	87,268	56,244
Total cost of revenues	210,489	141,434	542,875	421,228
Gross profit	382,641	299,109	1,084,628	919,197
Operating expenses:
Research and development	77,086	48,160	200,379	140,310
Sales and marketing	117,498	84,600	315,297	248,420
General and administrative	44,828	37,731	122,939	107,067
Depreciation	16,557	13,754	47,128	39,998
Amortization of acquired customer-based intangible assets	40,825	27,966	108,248	83,564
Special charges	20,586	(1,671)	44,157	24,754
Total operating expenses	317,380	210,540	838,148	644,113
Income from operations	65,261	88,569	246,480	275,084
Other income (expense), net	1,424	2,120	4,565	(1,832)
Interest and other related expense, net	(31,734)	(16,228)	(86,752)	(54,461)
Income before income taxes	34,951	74,461	164,293	218,791
Provision for (recovery of) income taxes	13,239	5,353	(815,364)	20,629
Net income for the period	$21,712	$69,108	$979,657	$198,162
Net (income) loss attributable to non-controlling interests	(96)	7	(135)	(75)
Net income attributable to OpenText	$21,616	$69,115	$979,522	$198,087
Earnings per share—basic attributable to OpenText	$0.08	$0.29	$3.91	$0.82
Earnings per share—diluted attributable to OpenText	$0.08	$0.28	$3.88	$0.81
Weighted average number of Common Shares outstanding—basic	263,329	242,318	250,538	243,028
Weighted average number of Common Shares outstanding—diluted	265,440	243,412	252,469	244,088
Dividends declared per Common Share	$0.1150	$0.1000	$0.3450	$0.3000
As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all current and historical period per share data and number of Common Shares outstanding in these Condensed Consolidated Financial Statements are presented on a post share split basis.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Net income for the period	$21,712	$69,108	$979,657	$198,162
Other comprehensive income—net of tax:
Net foreign currency translation adjustments	2,725	988	(7,582)	(40)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of $125 and $763 for the three months ended March 31, 2017 and 2016, respectively; ($254) and ($974) for the nine months ended March 31, 2017 and 2016, respectively	348	2,115	(705)	(2,704)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of $14 and $391 for the three months ended March 31, 2017 and 2016, respectively; ($24) and $869 for the nine months ended March 31, 2017 and 2016, respectively	40	1,086	(68)	2,412
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of ($64) and ($842) for the three months ended March 31, 2017 and 2016, respectively; $420 and ($632) for the nine months ended March 31, 2017 and 2016, respectively	686	(1,848)	5,047	(87)
Amortization of actuarial loss into net income - net of tax recovery effect of $59 and $33 for the three months ended March 31, 2017 and 2016, respectively; $178 and $99 for the nine months ended March 31, 2017 and 2016, respectively	139	88	420	261
Unrealized net gain (loss) on short-term investments - net of tax effect of nil for the three and nine months ended March 31, 2017 and 2016, respectively	(541)	(557)	(141)	(422)
Total other comprehensive income (loss), net, for the period	3,397	1,872	(3,029)	(580)
Total comprehensive income	25,109	70,980	976,628	197,582
Comprehensive (income) loss attributable to non-controlling interests	(96)	7	(135)	(75)
Total comprehensive income attributable to OpenText	$25,013	$70,987	$976,493	$197,507

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income for the period	$21,712	$69,108	$979,657	$198,162
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	96,667	59,350	242,644	179,806
Share-based compensation expense	6,661	5,966	22,373	19,080
Excess tax (benefits) on share-based compensation expense	(1,044)	(217)	(1,586)	(257)
Pension expense	892	1,134	2,953	3,459
Amortization of debt issuance costs	1,127	1,158	3,781	3,470
Amortization of deferred charges and credits	2,146	2,652	6,438	7,250
Write off of unamortized debt issuance costs	833	—	833	—
Loss on sale and write down of property and equipment	—	218	—	1,108
Deferred taxes	(22,011)	(7,823)	(890,244)	(15,692)
Share in net (income) of equity investees	(160)	—	(6,153)	—
Other non-cash charges	—	—	1,033	—
Changes in operating assets and liabilities:
Accounts receivable	(37,551)	11,272	(37,095)	22,152
Prepaid expenses and other current assets	(18,119)	(3,202)	(6,234)	(2,589)
Income taxes and deferred charges and credits	11,190	2,996	1,570	3,290
Accounts payable and accrued liabilities	40,516	(12,615)	16,521	(27,434)
Deferred revenue	54,659	61,237	6,917	12,564
Other assets	(1,215)	(1,290)	(6,635)	2,233
Net cash provided by operating activities	156,303	189,944	336,773	406,602
Cash flows from investing activities:
Additions of property and equipment	(17,797)	(18,998)	(50,071)	(48,897)
Proceeds from maturity of short-term investments	—	3,915	9,212	9,239
Purchase of ECD Business	(1,622,394)	—	(1,622,394)	—
Purchase of HP Inc. CCM Business	—	—	(315,000)	—
Purchase of Recommind, Inc.	—	—	(170,107)	—
Purchase of HP Inc. CEM Business	—	—	(7,289)	—
Purchase of ANXe Business Corporation	—	—	143	—
Purchase of Daegis Inc., net of cash acquired	—	—	—	(22,146)
Purchase consideration for acquisitions completed prior to Fiscal 2016	—	(3,785)	—	(13,644)
Other investing activities	(2,450)	(2,444)	(3,013)	(6,124)
Net cash used in investing activities	(1,642,641)	(21,312)	(2,158,519)	(81,572)
Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	1,044	217	1,586	257
Proceeds from issuance of long-term debt	—	—	256,875	—
Proceeds from Revolver	225,000	—	225,000	—
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	15,967	3,840	26,668	11,828
Proceeds from issuance of Common Shares under public Equity Offering	—	—	604,223	—
Repayment of long-term debt and revolver	(1,940)	(2,000)	(5,940)	(6,000)
Debt issuance costs	(2,045)	—	(6,200)	—
Equity issuance costs	(1,345)	—	(19,472)	—
Common Shares repurchased	—	—	—	(65,509)
Purchase of treasury stock	(4,245)	—	(4,245)	(10,627)
Payments of dividends to shareholders	(30,303)	(24,099)	(85,953)	(71,627)
Net cash provided by (used in) financing activities	202,133	(22,042)	992,542	(141,678)
Foreign exchange gain (loss) on cash held in foreign currencies	10,714	4,852	(5,553)	(5,946)
Increase (decrease) in cash and cash equivalents during the period	(1,273,491)	151,442	(834,757)	177,406
Cash and cash equivalents at beginning of the period	1,722,491	725,963	1,283,757	699,999
Cash and cash equivalents at end of the period	$449,000	$877,405	$449,000	$877,405

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP).These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS are calculated as net income or earnings per share on a diluted basis, after giving effect to the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense. Non-GAAP-based operating margin is calculated as Non-GAAP-based income from operations expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management and is based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company's management excludes certain items from its analysis, including amortization of acquired intangible assets, Special charges (recoveries), share-based compensation, other income (expense), and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under U.S. GAAP.
The Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented:

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2017. (In thousands except for per share amounts)
	Three Months Ended March 31, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$77,225		$(268)	(1)	$76,957
Customer support	34,442		(261)	(1)	34,181
Professional service and other	55,529		(89)	(1)	55,440
Amortization of acquired technology-based intangible assets	39,285		(39,285)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	382,641	64.5%	39,903	(3)	422,544	71.2%
Operating expenses
Research and development	77,086		(1,634)	(1)	75,452
Sales and marketing	117,498		(2,081)	(1)	115,417
General and administrative	44,828		(2,328)	(1)	42,500
Amortization of acquired customer-based intangible assets	40,825		(40,825)	(2)	—
Special charges (recoveries)	20,586		(20,586)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	65,261	11.0%	107,357	(5)	172,618	29.1%
Other income (expense), net	1,424		(1,424)	(6)	—
Provision for (recovery of) income taxes	13,239		7,798	(7)	21,037
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	21,616		98,135	(8)	119,751
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.08		$0.37	(8)	$0.45

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 38% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$21,616	$0.08
Add:
Amortization	80,110	0.30
Share-based compensation	6,661	0.03
Special charges (recoveries)	20,586	0.08
Other (income) expense, net	(1,424)	(0.01)
GAAP-based provision for (recovery of ) income taxes	13,239	0.05
Non-GAAP-based provision for income taxes	(21,037)	(0.08)
Non-GAAP-based net income, attributable to OpenText	$119,751	$0.45

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2017. (In thousands except for per share amounts)
	Nine Months Ended March 31, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$220,667		$(839)	(1)	$219,828
Customer support	87,529		(766)	(1)	86,763
Professional service and other	137,167		(1,002)	(1)	136,165
Amortization of acquired technology-based intangible assets	87,268		(87,268)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,084,628	66.6%	89,875	(3)	1,174,503	72.2%
Operating expenses
Research and development	200,379		(5,372)	(1)	195,007
Sales and marketing	315,297		(7,230)	(1)	308,067
General and administrative	122,939		(7,164)	(1)	115,775
Amortization of acquired customer-based intangible assets	108,248		(108,248)	(2)	—
Special charges (recoveries)	44,157		(44,157)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	246,480	15.1%	262,046	(5)	508,526	31.2%
Other income (expense), net	4,565		(4,565)	(6)	—
Provision for (recovery of) income taxes	(815,364)		878,495	(7)	63,131
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	979,522		(621,014)	(8)	358,508
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$3.88		$(2.46)	(8)	$1.42

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 496% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$979,522	$3.88
Add:
Amortization	195,516	0.77
Share-based compensation	22,373	0.09
Special charges (recoveries)	44,157	0.17
Other (income) expense, net	(4,565)	(0.02)
GAAP-based provision for (recovery of) income taxes	(815,364)	(3.23)
Non-GAAP based provision for income taxes	(63,131)	(0.24)
Non-GAAP-based net income, attributable to OpenText	$358,508	$1.42

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2016. (In thousands except for per share amounts)
	Three Months Ended December 31, 2016
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$73,150		$(211)	(1)	$72,939
Customer support	27,349		(270)	(1)	27,079
Professional service and other	40,295		(468)	(1)	39,827
Amortization of acquired technology-based intangible assets	24,848		(24,848)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	374,676	69.0%	25,797	(3)	400,473	73.8%
Operating expenses
Research and development	64,721		(1,995)	(1)	62,726
Sales and marketing	102,651		(2,329)	(1)	100,322
General and administrative	39,914		(2,299)	(1)	37,615
Amortization of acquired customer-based intangible assets	33,815		(33,815)	(2)	—
Special charges (recoveries)	11,117		(11,117)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	107,157	19.7%	77,352	(5)	184,509	34.0%
Other income (expense), net	(3,558)		3,558	(6)	—
Provision for (recovery of) income taxes	30,822		(7,319)	(7)	23,503
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	45,022		88,229	(8)	133,251
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.18		$0.36	(8)	$0.54

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 41% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2016
		Per share diluted
GAAP-based net income, attributable to OpenText	$45,022	$0.18
Add:
Amortization	58,663	0.24
Share-based compensation	7,572	0.03
Special charges (recoveries)	11,117	0.04
Other (income) expense, net	3,558	0.01
GAAP-based provision for (recovery of ) income taxes	30,822	0.12
Non-GAAP-based provision for income taxes	(23,503)	(0.08)
Non-GAAP-based net income, attributable to OpenText	$133,251	$0.54

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2016. (In thousands except for per share amounts)
	Three Months Ended March 31, 2016
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$61,298		$(202)	(1)	$61,096
Customer support	22,427		(215)	(1)	22,212
Professional service and other	37,599		(247)	(1)	37,352
Amortization of acquired technology-based intangible assets	17,630		(17,630)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	299,109	67.9%	18,294	(3)	317,403	72.0%
Operating expenses
Research and development	48,160		(500)	(1)	47,660
Sales and marketing	84,600		(3,213)	(1)	81,387
General and administrative	37,731		(1,589)	(1)	36,142
Amortization of acquired customer-based intangible assets	27,966		(27,966)	(2)	—
Special charges (recoveries)	(1,671)		1,671	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	88,569	20.1%	49,891	(5)	138,460	31.4%
Other income (expense), net	2,120		(2,120)	(6)	—
Provision for (recovery of) income taxes	5,353		19,100	(7)	24,453
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	69,115		28,671	(8)	97,786
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.28		$0.12	(8)	$0.40

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 7% and a Non-GAAP-based tax rate of approximately 20%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. In arriving at our Non-GAAP-based tax rate of approximately 20%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2016
		Per share diluted
GAAP-based net income, attributable to OpenText	$69,115	$0.28
Add:
Amortization	45,596	0.19
Share-based compensation	5,966	0.03
Special charges (recoveries)	(1,671)	(0.01)
Other (income) expense, net	(2,120)	(0.01)
GAAP-based provision for (recovery of ) income taxes	5,353	0.02
Non-GAAP-based provision for income taxes	(24,453)	(0.10)
Non-GAAP-based net income, attributable to OpenText	$97,786	$0.40

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2016. (In thousands except for per share amounts)
	Nine Months Ended March 31, 2016
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues:
Cloud services and subscriptions	$179,132		$(641)	(1)	$178,491
Customer support	64,624		(631)	(1)	63,993
Professional service and other	114,038		(1,086)	(1)	112,952
Amortization of acquired technology-based intangible assets	56,244		(56,244)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	919,197	68.6%	58,602	(3)	977,799	72.9%
Operating expenses
Research and development	140,310		(1,988)	(1)	138,322
Sales and marketing	248,420		(9,043)	(1)	239,377
General and administrative	107,067		(5,691)	(1)	101,376
Amortization of acquired customer-based intangible assets	83,564		(83,564)	(2)	—
Special charges (recoveries)	24,754		(24,754)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	275,084	20.5%	183,642	(5)	458,726	34.2%
Other income (expense), net	(1,832)		1,832	(6)	—
Provision for (recovery of) income taxes	20,629		60,149	(7)	80,778
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	198,087		125,325	(8)	323,412
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.81		$0.51	(8)	$1.32

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 9% and a Non-GAAP-based tax rate of 20%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. In arriving at our Non-GAAP-based tax rate of

20%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2016
		Per share diluted
GAAP-based net income, attributable to OpenText	$198,087	$0.81
Add:
Amortization	139,808	0.57
Share-based compensation	19,080	0.08
Special charges (recoveries)	24,754	0.10
Other (income) expense, net	1,832	0.01
GAAP-based provision for (recovery of) income taxes	20,629	0.08
Non-GAAP based provision for income taxes	(80,778)	(0.33)
Non-GAAP-based net income, attributable to OpenText	$323,412	$1.32

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and nine months ended March 31, 2017 and 2016:

	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	19%	15%	22%	15%
GBP	6%	7%	8%	7%
CAD	4%	11%	4%	12%
USD	62%	52%	56%	49%
Other	9%	15%	10%	17%
Total	100%	100%	100%	100%

	Nine Months Ended March 31, 2017		Nine Months Ended March 31, 2016
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	22%	15%	23%	14%
GBP	7%	7%	8%	8%
CAD	4%	11%	4%	12%
USD	58%	52%	54%	50%
Other	9%	15%	11%	16%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).